Exhibit 23.1

CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS

We hereby consent to the incorporation by reference in the registration statement of Atlas Resource Partners, L.P. (the “Partnership”) on Form S-8 (File No. 333-180209, effective March 19, 2012) and Forms S-3 (File No. 333-182616, effective August 28, 2012, File No. 333-183995, effective October 2, 2012, File No. 333-193238, effective January 21, 2014, File No. 333-193727, effective February 3, 2014, File No. 333-202827, effective March 27, 2015, File No. 333-203269, effective April 17, 2015, and File No. 333-203800, not yet declared effective) and of the reference to Cawley, Gillespie & Associates, Inc. and the inclusion of our report dated June 1, 2015 in the Partnership and its subsidiaries’ filings heretofore or hereafter made with the Securities and Exchange Commission under Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

CAWLEY, GILLESPIE & ASSOCIATES, INC.

/s/ Robert D. Ravnaas, P.E.
Robert D. Ravnaas, P.E.
President

June 1, 2015

Fort Worth, Texas